UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  December 24, 2014

(Date of earliest event reported)

MRI Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550
Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sales of Equity Securities.

On December 24, 2014, MRI Interventions, Inc. (the “Company”) completed its previously announced private placement of common stock and warrants (the “Financing Transaction”), pursuant to the terms of a Securities Purchase Agreement dated December 18, 2014 (the “Purchase Agreement”), by and among the Company and certain investors (collectively, the “Investors”). At the closing, the Company sold an aggregate of approximately 15.8 million shares of common stock, together with warrants to purchase up to approximately 6.3 million shares of common stock (collectively, the “Investor Warrants”), to the Investors in accordance with the terms and conditions of the Purchase Agreement.

In connection with the sale of securities, the Company received aggregate gross proceeds of approximately $10.2 million, before deducting placement agents’ fees of approximately $0.7 million and estimated offering expenses. In addition, the placement agents received warrants (“Placement Agent Warrants”) in the aggregate to purchase up to approximately 1.1 million shares of common stock.

In the Financing Transaction, the securities were issued and sold to “accredited investors” (as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and corresponding provisions of state securities laws. The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, that the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available. The Company has filed a Form D in accordance with the requirements of Regulation D under the Securities Act in connection with the sale of securities.

The Investor Warrants are exercisable, in full or in part, at any time prior to December 24, 2019, at an exercise price of $0.858 per share. The Investor Warrants provide for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events or otherwise. In the case of certain fundamental transactions affecting the Company, the holders of the Investor Warrants, upon exercise of the Investor Warrants after such fundamental transaction, have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property such holder would have been entitled to receive upon the occurrence of the fundamental transaction had the Investor Warrants been exercised immediately prior to such fundamental transaction. The Investor Warrants contain a “cashless exercise” feature that allows the holders to exercise the Warrants without a cash payment to the Company upon the terms set forth in the Investor Warrants. The Investor Warrants also contain a provision permitting the Company to redeem the warrants, to the extent then outstanding as of the redemption date, in the event the closing sale price of the Company’s common stock equals or exceeds twice the exercise price of the Investor Warrants for each of the 20 consecutive trading days immediately prior to the date the Company gives its notice of redemption.

The Placement Agent Warrants have the same terms and conditions as the Investor Warrants, except that the Placement Agent Warrants do not contain a provision permitting the Company’s redemption of the warrants.

At the closing of the Financing Transaction, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) under the Securities Act covering the resale of the shares of common stock issued to the Investors under the Purchase Agreement and the shares of common stock underlying the Investor Warrants and the Placement Agent Warrants. The Company is required to file such Registration Statement within 30 calendar days following the closing date of the Financing Transaction (the “Filing Deadline”). The Company is required to use its best efforts to have the Registration Statement declared effective as soon as practicable. Pursuant to the Registration Rights Agreement, if (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC on or prior to the 75th day after the closing date of the Financing Transaction (or the 120th day after the closing date of the Financing Transaction if the SEC determines to review the Registration Statement), or (iii) the Company fails to continuously maintain the effectiveness of the Registration Statement (with certain permitted exceptions), the Company will incur certain liquidated damages to the Investors. The Registration Rights Agreement also contains mutual indemnifications by the Company and each Investor which the Company believes are customary for transactions of this type.

The foregoing description of the terms and conditions of the Purchase Agreement, the Registration Rights Agreement and the Investor Warrants is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, Registration Rights Agreement and the Investor Warrants, the forms of which were previously filed as Exhibits 10.1, 10.2 and 4.1, respectively, to the Current Report on Form 8-K filed with the SEC on December 19, 2014.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date:     December 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

4.1(1)	Form of Investor Warrant

10.1(2)	Form of Securities Purchase Agreement by and between the Company and the Investors

10.2(3)	Form of Registration Rights Agreement by and between the Company and the Investors

(1)	Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2014 and incorporated herein by reference.

(2)	Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2014 and incorporated herein by reference.

(3)	Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2014 and incorporated herein by reference.

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